EXHIBIT 32.1

     Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

I,  Dr.  David  F.  Hostelley,   President  and  Chief   Financial   Officer  of
Entertainment Is Us, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2005


/s/ Dr. David F. Hostelley
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Dr. David F. Hostelley
President and Chief Financial Officer